Exhibit 99.2

Blue Buffalo Pet Products, Inc.

Unaudited Condensed Consolidated Balance Sheets

(Dollars In Thousands, Except For Share Data)

	March 31, 2018	December 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$288,701	$282,223
Receivables, net	154,997	150,260
Inventories	103,740	79,945
Prepaid expenses and other current assets	6,160	7,893

Total current assets	553,598	520,321
Restricted cash	781	781
Property, plant and equipment, net	349,963	326,404
Deferred income taxes	98	52
Other assets	1,138	1,028

Total assets	$905,578	$848,586

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current maturities of long-term debt	$4,000	$4,000
Accounts payable	58,012	63,979
Other current liabilities	79,612	70,994

Total current liabilities	141,624	138,973
Long-term debt	389,066	389,914
Deferred income taxes	14,831	7,095
Other long-term liabilities	13,778	13,468

Total liabilities	559,299	549,450

Commitments and contingencies
Stockholders’ equity:
Preferred stock; $0.01 par value; 150,000,000 shares authorized; none issued or outstanding at March 31, 2018 and December 31, 2017	—	—
Common stock, voting; $0.01 par value; 1,500,000,000 shares authorized; 197,736,083 and 197,615,064 shares issued at March 31, 2018 and December 31, 2017, respectively	1,977	1,976
Additional paid-in capital	82,322	81,113
Retained earnings	311,944	266,221
Accumulated other comprehensive income (loss)	36	(174)
Treasury stock, at cost; 2,092,744 at March 31, 2018 and December 31, 2017, respectively	(50,000)	(50,000)

Total stockholders’ equity	346,279	299,136

Total liabilities and stockholders’ equity	$905,578	$848,586

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Blue Buffalo Pet Products, Inc.

Unaudited Condensed Consolidated Statements of Income

(Dollars In Thousands, Except For Share Data)

	Three Months Ended March 31,
	2018	2017
Net sales	$324,001	$301,951
Cost of sales	184,735	163,276

Gross profit	139,266	138,675
Selling, general and administrative expenses	77,623	66,188

Operating income	61,643	72,487
Interest expense	1,925	3,206
Interest income	(584)	(140)
Other non-operating expense, net	21	123

Income before income taxes	60,281	69,298
Provision for income taxes	14,558	25,208

Net income	$45,723	$44,090

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Blue Buffalo Pet Products, Inc.

Unaudited Condensed Consolidated Statements of Comprehensive Income

(Dollars In Thousands)

	Three Months Ended March 31,
	2018	2017
Net income	$45,723	$44,090
Other comprehensive income (loss):
Foreign currency translation adjustment	210	(570)

Other comprehensive income (loss) / no tax	210	(570)

Comprehensive income	$45,933	$43,520

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Blue Buffalo Pet Products, Inc.

Unaudited Condensed Consolidated Statement of Changes in Stockholders’ Equity

(dollars in thousands, except for share amounts)

	Common Stock		Additional paid-in	Retained	Accumulated other comprehensive	Treasury Stock
	Shares	Amount	capital	earnings	(loss) income	Shares	Amount	Total
Balance at December 31, 2017	197,615,064	$1,976	$81,113	$266,221	$(174)	2,092,774	$(50,000)	$299,136
Other comprehensive income	—	—	—	—	210	—	—	210
Exercise of stock options	121,019	1	695	—	—	—	—	696
Stock-based compensation expense	—	—	514	—	—	—	—	514
Net income	—	—	—	45,723	—	—	—	45,723

Balance at March 31, 2018	197,736,083	$1,977	$82,322	$311,944	$36	2,092,774	$(50,000)	$346,279

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Blue Buffalo Pet Products, Inc.

Unaudited Condensed Consolidated Statements of Cash Flows

(Dollars In Thousands)

	Three Months Ended March 31,
	2018	2017
Cash flows from operating activities:
Net income	$45,723	$44,090
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,697	2,407
Amortization of debt issuance costs	168	30
Stock-based compensation	514	1,290
Loss on disposal of fixed assets	—	384
Deferred income taxes	7,691	2,484
Effect of changes in operating assets and liabilities:
Receivables	(4,617)	5,461
Inventories	(23,761)	(9,545)
Prepaid expenses and other assets	1,729	1,112
Accounts payable	(5,988)	4,272
Other liabilities	3,530	1,383

Net cash provided by operating activities	27,686	53,368

Cash flows from investing activities:
Capital expenditures	(21,067)	(8,362)

Net cash used in investing activities	(21,067)	(8,362)

Cash flows from financing activities:
Principal payments on long-term debt	(1,000)	(990)
Proceeds from exercise of stock options	695	1,426

Net cash (used in) provided by financing activities	(305)	436

Effect of exchange rate changes on cash and cash equivalents	164	134

Net increase in cash and cash equivalents	6,478	45,576
Cash and cash equivalents at beginning of period	282,223	292,656

Cash and cash equivalents at end of period	$288,701	$338,232

Supplemental schedule of non-cash investing activities:
Accruals related to property, plant and equipment	10,600	—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

Blue Buffalo Pet Products, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

NOTE 1. THE COMPANY

Blue Buffalo Pet Products, Inc. (“BBPP”, and together with its subsidiaries, the “Company,” “we,” “us,” “its,” and “our”) was incorporated in the state of Delaware in July 2012 and conducts its business exclusively through its wholly-owned operating subsidiary, Blue Buffalo Company, Ltd. (“Blue”) (formerly The Blue Buffalo Company, LLC) and its subsidiaries. Blue was formed in August 2002, and is the parent company of six wholly-owned subsidiaries: Great Plains Leasing, LLC, Heartland Pet Food Manufacturing Holding, LLC, Sierra Pet Products, LLC, Blue Buffalo Pet Products Canada, Ltd., Blue Buffalo Japan Kabushiki Kaisha, and Blue Buffalo Pet Food Co., Ltd. Additionally, Blue Buffalo Import Mexico, S. de R.L. de C.V., Blue Buffalo Mexico, S. de R.L. de C.V., Heartland Pet Food Manufacturing, Inc. and Heartland Pet Food Manufacturing Indiana, LLC are indirect wholly-owned subsidiaries of BBPP. BBPP and its subsidiaries develop, produce, market, and sell pet food under the BLUE Life Protection Formula, BLUE Wilderness, BLUE Basics, BLUE Freedom, and BLUE Natural Veterinary Diet lines. Our products are produced domestically at our dry food and treats facilities in Joplin, Missouri and our dry food facility in Richmond, Indiana. Our products are also produced through contract manufacturers for distribution to retailers throughout the United States of America, Canada, Japan, and Mexico.

In July 2012, Blue formed Heartland Pet Food Manufacturing, Inc. (“Heartland”) for the purpose of commencing internal manufacturing operations to eventually supplement its contract manufacturers. Manufacturing operations commenced at our Joplin dry food facility in September 2014. In April 2016, Blue formed Heartland Pet Food Manufacturing Holding, LLC for the purpose of consolidating all manufacturing entities under one holding company. In April 2016, Heartland Pet Food Manufacturing Indiana, LLC was formed for our planned internal manufacturing operations in Richmond, Indiana.

Merger Agreement

Pursuant to an Agreement and Plan of Merger dated February 22, 2018 (the “Merger Agreement”) among the Company, General Mills Inc., a Delaware corporation (“General Mills”), and Bravo Merger Corp., a Delaware corporation and a wholly-owned subsidiary of General Mills (“Merger Sub”), Merger Sub merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of General Mills. The Merger became effective on April 24, 2018 (the “Effective Time”).

At the Effective Time, in accordance with the Merger Agreement, among other things, (i) each issued and outstanding share of common stock of the Company, par value $0.01 per share (the “Common Stock”), was converted into the right to receive $40.00 in cash, without interest (the “Merger Consideration”), other than shares of Common Stock held by General Mills, Merger Sub or any other wholly-owned subsidiary of General Mills, shares of Common Stock owned by the Company (including shares held in treasury) or any of its wholly-owned subsidiaries, and shares of Common Stock owned by stockholders who have properly exercised and perfected appraisal rights under Delaware law, (ii) each option to acquire shares of Common Stock (“Stock Option”), whether vested or unvested, that was outstanding immediately prior to the Effective Time was cancelled automatically and only entitles the holder of such Stock Option to receive, without interest, an amount in cash equal to the product of (x) the total number of shares of Common Stock subject to such Stock Option multiplied by (y) the excess, if any, of the Merger Consideration over the exercise price of such Stock Option, less applicable tax withholding and (iii) each restricted stock unit of the Company outstanding immediately prior to the Effective Time, whether vested or unvested, was automatically cancelled and only entitles the holder thereof to receive, without interest, an amount in cash equal to the product of (x) the total number of shares of Common Stock subject to the restricted stock unit multiplied by (y) the Merger Consideration, less applicable tax withholding. Immediately prior to the Effective Time, the holding restrictions applicable to each share of restricted stock of the Company outstanding immediately prior to the Effective Time automatically expired and each such share of restricted stock was converted into the right to receive the Merger Consideration.

Blue Buffalo Pet Products, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

On April 24, 2018, in connection with the consummation of the Merger, the Company (i) notified the NASDAQ Global Select Market (“NASDAQ”) of the consummation of the Merger and (ii) requested that NASDAQ (x) suspend trading of the shares of Common Stock effective on April 24, 2018, and (y) file with the SEC a Form 25 Notification of Removal from Listing and/or Registration (“Form 25”) to delist and deregister the shares of Common Stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In accordance with the Company’s request, NASDAQ filed a Form 25 on April 24, 2018 to provide notification of such delisting and to effect the deregistration of the shares of Common Stock under Section 12(b) of the Exchange Act. On May 4, 2018, the Company filed with the SEC a Form 15 requesting that the shares of Common Stock be deregistered and that the Company’s reporting obligations under Sections 13 and 15(d) of the Exchange Act be terminated.

The Company has evaluated subsequent events through June 12, 2018, the date on which the condensed consolidated financial statements were available to be issued, with no such events being identified, with the exception of those events related to the Merger Agreement as discussed above.

NOTE 2. BASIS OF PRESENTATION

The accompanying unaudited condensed consolidated financial statements include the accounts of BBPP and its wholly-owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation.

The unaudited condensed consolidated financial statements reflect all normal recurring adjustments which, in management’s opinion, are necessary for a fair statement of the results for interim periods. Results of operations for interim periods may not be representative of results to be expected for a full year. Certain prior period amounts have been reclassified to conform to the current period presentation.

Certain information and footnote disclosure normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America have been condensed or omitted. These unaudited condensed consolidated financial statements should be read in conjunction with the Company’s annual consolidated financial statements and related notes for the year ended December 31, 2017, included in BBPP’s Annual Report on Form 10-K, filed with the Securities and Exchange Commission on February 26, 2018 and amended on April 23, 2018.

Net sales for all periods in the unaudited condensed consolidated statements of income are presented in accordance with Accounting Standards Codification 605, Revenue Recognition.

NOTE 3. INVENTORIES

Inventories consisted of the following:

In Thousands	March 31, 2018	December 31, 2017
Finished goods	$98,992	$76,606
Work in process	156	213
Raw materials	2,938	2,104
Packaging and supplies	1,654	1,022

Total	$103,740	$79,945

As of March 31, 2018 and December 31, 2017, our inventory reserves were primarily for excess finished goods and packaging which totaled $5.2 million and $5.1 million, respectively.

Blue Buffalo Pet Products, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

NOTE 4. PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consisted of the following:

In Thousands	March 31, 2018	December 31, 2017
Buildings	$74,563	$59,314
Machinery and equipment	65,254	52,383
Computer software	18,302	17,635
Computer equipment	4,899	4,855
Furniture and fixtures	1,916	1,876
Leasehold improvements	1,603	1,590
Land improvements	493	493
Land	430	395
Buildings improvements	870	613
Construction in progress	216,315	219,234

	384,645	358,388
Accumulated depreciation and amortization	(34,682)	(31,984)

Total	$349,963	$326,404

Depreciation and amortization expense was approximately $2.7 million and $2.4 million for the three months ended March 31, 2018 and 2017, respectively.

In August 2016, Heartland and the City of Joplin, Missouri (“Joplin”), entered into agreements by which Joplin agreed to issue up to an aggregate principal amount of approximately $83.3 million of industrial revenue bonds to purchase from Heartland the land in Joplin on which our dry food facility resides and on which our treats facility has since been built, and the associated buildings, structures, and fixtures, including the additional manufacturing equipment included in the treats facility (collectively, the “Property”), which will then be leased back to Heartland. As Heartland will become the owner of the Property at the end of the lease term, the lease meets the requirements of a capital lease and the equipment and land are recorded as property, plant and equipment on our balance sheets. The Company has the right and intends to set-off any obligation to make payments under the lease agreement with the amounts due under the industrial revenue bonds. As of March 31, 2018, Joplin had issued and Heartland had purchased approximately $31.9 million of industrial revenue bonds and Joplin had purchased from, and leased back to, Heartland the Property for a corresponding amount.

Blue Buffalo Pet Products, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

NOTE 5. LONG-TERM DEBT

Long-term debt consisted of the following:

In Thousands	March 31, 2018	December 31, 2017
Term loan	$393,066	$393,914
Less current maturities	(4,000)	(4,000)

Total long-term debt	$389,066	$389,914

At March 31, 2018, the Company had $393.1 million of term loan borrowings (fair value of $393.3 million) at an effective interest rate of 3.89% and no outstanding borrowings under the revolving credit facility. At December 31, 2017, the Company had $393.9 million of term loan borrowings (fair value of $395.4 million) at an effective interest rate of 3.72% and no outstanding borrowings under the revolving credit facility. As of March 31, 2018, the Company was in compliance with its financial debt covenants.

Termination of the Credit Agreement

In connection with the consummation of the Merger, on April 24, 2018, the Company terminated the Credit Agreement, dated as of May 25, 2017 (the “Credit Agreement”), by and among the Company, Citibank, N.A., as the administrative agent, and the lenders and other parties thereto. The Company paid an aggregate amount of approximately $398 million in satisfaction of all of its outstanding obligations under the Credit Agreement.

NOTE 6. STOCK-BASED COMPENSATION

Stock Options

The Company uses the Black-Scholes option-pricing model to determine the fair value of stock options on the date of grant. Stock options granted under the 2012 plan are subject to pro-rata vesting and grants under the 2015 Plan are subject to cliff vesting. The fair value of stock options is expensed on a straight-line basis over the vesting period.

There were no grants issued during the three months ended March 31, 2018.

The following table summarizes stock option activity during the three months ended March 31, 2018 and also presents stock options outstanding and exercisable as of March 31, 2018:

	Number of Shares	Weighted Average Exercise Price Per Share
Options outstanding at December 31, 2017	3,416,533	$9.09
Granted	—	—
Exercised	(121,019)	5.70
Forfeited	(28,033)	24.01
Expired	—	—

Options outstanding at March 31, 2018	3,267,481	$9.09

Blue Buffalo Pet Products, Inc.

Notes to Unaudited Condensed Consolidated Financial Statements (Continued)

Restricted Stock Units

No restricted stock units (RSUs) were granted during the three months ended March 31, 2018.

The following table summarizes RSU activity for the three months ended March 31, 2018:

	RSUs
	Number of Shares	Weighted Average Grant Date Fair Value
Outstanding at December 31, 2017	157,792	$23.86
Granted	—	—
Vested	—	—
Forfeited	(9,532)	24.02

Outstanding at March 31, 2018	148,260	$23.83

Stock-based Compensation Expense

Stock-based compensation costs charged to operations (as a component of selling, general, and administrative expenses) during the three months ended March 31, 2018 and 2017 was approximately $0.5 million and $1.3 million, respectively.

Settlement of Stock Options and RSUs in the Merger

At the Effective Time of the Merger, each outstanding Stock Option and RSU was cancelled and settled as described in Note 1. The total value of all Stock Options and RSUs cancelled and settled in cash was approximately $105.8 million.